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                                                               EXHIBIT 23.1

HOBE & LUCAS
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                                                    Crown Centre, Suite 430
                                                         5005 Rockside Road
                                                   Independence, Ohio 44131
                                                        Tel: (216) 524-8900
                                                        Fax: (216) 524-8777

                               March 22, 1999

Mr. David Tyrrell
President and Chief Executive Officer
American Stone Industries, Inc.
8705 Quarry Road
P.O. Box 261
Amherst, OH  44001

                                 RE:  Consent to Incorporation of Independent
                                      Auditors' Report

Dear Mr. Tyrrell:

         This firm was the independent auditor for American Stone Industries, Inc. (The "Company") for the fiscal year ended December 31, 1997. In this context, we understand that the Company is in the process of preparing and filing a Form S-8 with the Securities and Exchange Commission.

         Pursuant to Rule 601(b)(23), this letter will serve as our consent for the Company to incorporate by reference in the Form S-8, our Independent Auditors' Report dated January 30, 1998 for fiscal year ended December 31, 1997 filed with the annual report Form 10-KSB and to the reference of Hobe & Lucas, Certified Public Accountants, Inc., therein.




                                             /s/ Hobe & Lucas

                                             Hobe & Lucas,
                                             Certified Public Accountants, Inc.